UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

A10 NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36343	20-1446869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Orchard Parkway
San Jose, CA	95131
(Address of principal executive offices)	(Zip Code)

(408) 325-8668

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	ATEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2025, Brian Becker resigned as the Chief Financial Officer of A10 Networks, Inc., (the “Company”) and director of various A10 foreign entities, effective September 30, 2025. Mr. Becker has agreed to remain with the Company to assist in transition matters, and no disruption to current operations or outlook is expected as a result of Mr. Becker’s resignation.

On September 5, 2025, the Company announced that Michelle Caron, age 58, had been appointed as Chief Financial Officer, effective September 24, 2025. Prior to joining the Company, Ms. Caron worked for Beckman Coulter Life Sciences, a division of Danaher Corporation, as its Vice President, Finance and Chief Financial Officer beginning in June 2021. Prior to that, she served as Group Financial Officer of Pall Corporation, a subsidiary of Danaher Corporation, from August 2019 to June 2021 and Chief Financial Officer of Phenomenex, a subsidiary of Danaher Corporation, from November 2016 to August 2019. There are no family relationships between Ms. Caron and any director, executive officer or person nominated by the Company to become director or executive officer, and there are no transactions between Ms. Caron or any of her immediate family members, on the one hand, and the Company or any of its subsidiaries, on the other, that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with her appointment, Ms. Caron entered into an offer letter providing for an annual base salary of $400,000, a signing bonus of $150,000 and eligibility to receive an annual performance-based bonus with a target of 50% of base salary pursuant to the A10 Executive Cash Incentive Plan. Additionally, the offer letter provides that management will recommend to the Company’s Board of Directors that she be granted an award of a number of restricted stock units in the value of $250,000, vesting annually over 4 years in equal increments, and an award of a number of performance-based restricted stock units in the value of $250,000, vesting in tranches upon the achievement of a certain trailing 100 calendar day VWAP during a four-year performance period, or earlier in connection with a change in control. Ms. Caron will also be eligible for the Company’s standard executive change in control severance benefits package.

A copy of the press release announcing this executive transition is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Forward Looking Statements

Item 5.02 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including statements regarding the Company’s expectations with respect to the impact of Mr. Becker’s termination on the Company’s operations or outlook. These forward-looking statements involve risks and uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, any unforeseen circumstances within our business or operations, as well as the other business risks, uncertainties and factors contained in the Company’s risk factors set forth in its Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC, and in other reports filed by the Company with the SEC from time to time. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date hereof or to report the occurrence of unanticipated events other than as required by law or regulation.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of A10 Networks, Inc., dated September 5, 2025.

104.1	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 5, 2025

By:	/s/ Dhrupad Trivedi
Dhrupad Trivedi
Chief Executive Officer